Exhibit 99.1

News

Media
Candace Steele
610-727-6231
csteele@cephalon.com

Stacey Beckhardt
610-896-3816
sbeckhar@cephalon.com

Investors
Robert (Chip) Merritt
610-738-6376
cmerritt@cephalon.com

For Immediate Release

Cephalon Reinforces Important
Prescribing and Dosing Information for FENTORA

Frazer, Pa—September 13, 2007—Cephalon, Inc. (Nasdaq: CEPH) today communicated with healthcare professionals to clarify the appropriate patient selection, dosing and administration for FENTORA® (fentanyl buccal tablet) [C-II]. The company is sharing this information with the medical community to reinforce the appropriate prescribing and use of the medication.

The letter, issued in collaboration with the U.S. Food and Drug Administration (FDA), was in response to recently reported serious adverse events, including some deaths in patients who were not appropriate candidates for FENTORA. These events appear to have occurred as a result of improper use in patients who were not already taking opioids around-the-clock (opioid nontolerant); improper dosing of the medication; and/or improper substitution of FENTORA for other fentanyl-based medications.

The letter has been sent to physicians, pharmacists, managed care organizations, and other healthcare professionals and it emphasizes the need to adhere to the FENTORA prescribing information, including the following:

•                  FENTORA is indicated only for the management of breakthrough pain in patients with cancer who are already receiving and who are tolerant to opioid therapy for their underlying persistent cancer pain.

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SOURCE: Cephalon, Inc. • 41 Moores Road • Frazer, PA 19355 • (610) 344-0200 • Fax (610) 344-0981

•                  FENTORA must only be prescribed to patients who are routinely taking around-the-clock opioids. FENTORA should not be prescribed to patients for acute pain, postoperative pain, headache/migraine, or sports injuries.

•                  Only one tablet per episode should be taken once a dose is established and patients must wait at least four hours before taking another dose of FENTORA.

•                  FENTORA is not bioequivalent to or a generic version of ACTIQ® (oral transmucosal fentanyl citrate) [C-II]; therefore, FENTORA should not be substituted for ACTIQ or any other fentanyl-containing pain medication.

Cephalon also is proactively working with the FDA to emphasize the appropriate patient selection, dosing and administration in the FENTORA label and Risk Minimization Action Plan (RiskMAP). Healthcare professionals and patients may contact Cephalon Medical Services at 1-800-895-5855 or visit www.fentora.com for additional prescribing information.

PHYSICIANS AND OTHER HEALTHCARE PROVIDERS MUST BECOME
FAMILIAR WITH THE IMPORTANT WARNINGS IN THIS LABEL.

FENTORA contains fentanyl, an opioid agonist and a Schedule II controlled substance, with an abuse liability similar to other opioid analgesics. FENTORA can be abused in a manner similar to other opioid agonists, legal or illicit. This should be considered when prescribing or dispensing FENTORA in situations where the physician or pharmacist is concerned about an increased risk of misuse, abuse or diversion. Schedule II opioid substances which include morphine, oxycodone, hydromorphone, oxymorphone, and methadone have the highest potential for abuse and risk of fatal overdose due to respiratory depression.

FENTORA is indicated only for the management of breakthrough pain in patients with cancer who are already receiving and who are tolerant to opioid therapy for their underlying persistent cancer pain. Patients considered opioid tolerant are those who are taking at least 60 mg of oral morphine/day, at least 25 mcg of transdermal fentanyl/hour, at least 30 mg of oxycodone daily, at least 8 mg of oral hydromorphone daily or an equianalgesic dose of another opioid for a week or longer. Because life-threatening respiratory depression could occur at any dose in opioid non-tolerant patients, FENTORA is contraindicated in the management of acute or postoperative pain. This product is not indicated for use in opioid nontolerant patients.

Patients and their caregivers must be instructed that FENTORA contains a medicine in an amount which can be fatal to a child. Patients and their caregivers must be instructed to keep all tablets out of the reach of children. (See Information for Patients and Caregivers for disposal instructions.)

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Due to the higher bioavailability of fentanyl in FENTORA, when converting patients from other oral fentanyl products, including oral transmucosal fentanyl citrate (OTFC and Actiq®), to FENTORA, do not substitute FENTORA on a mcg per mcg basis. Adjust doses as appropriate. (See DOSAGE AND ADMINISTRATION.)

FENTORA is intended to be used only in the care of opioid tolerant cancer patients and only by healthcare professionals who are knowledgeable of and skilled in the use of Schedule II opioids to treat cancer pain.

The concomitant use of FENTORA with strong and moderate cytochrome P450 3A4 inhibitors may result in an increase in fentanyl plasma concentrations, and may cause potentially fatal respiratory depression.

Full prescribing information about FENTORA, including boxed warning, is available from www.FENTORA.com.

About Cephalon, Inc.

Cephalon, Inc. is an international biopharmaceutical company, recently inducted in to the World Economic Forum Community of Global Growth Companies. For 20 years, the company has been dedicated to the discovery, development and commercialization of innovative products in four core therapeutic areas: central nervous system, pain, oncology and addiction. Cephalon has delivered a seven-year compound annual growth rate (CAGR) through 2006 greater than 75% and 2006 revenue of $1.760 billion. A member of the Fortune 1000, Cephalon currently employs approximately 3,000 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota. Cephalon’s European headquarters are located in Maisons-Alfort, France.

The company’s proprietary products in the United States include: PROVIGIL® (modafinil) Tablets [C-IV), FENTORA, TRISENOX® (arsenic trioxide) injection, AMRIX™ (cyclobenzaprine hydrochloride extended-release capsules), VIVITROL® (naltrexone for extended-release injectable suspension), GABITRIL® (tiagabine hydrochloride), NUVIGIL™ (armodafinil) Tablets [C-IV] and ACTIQ. The company also markets numerous products internationally. Full prescribing information on its U.S. products is available at http://www.cephalon.com or by calling 1-800-896-5855.

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In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products,; interpretation of clinical results; manufacturing development and capabilities; market prospects for its products; sales and earnings guidance; and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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